Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), S. James Miller, Jr., Chief Executive Officer of ImageWare Systems, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.               The Company’s quarterly report on Form 10-Q for the period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Report and the results of operations of the Company for the periods covered by the Report.

Dated: August 14, 2006

/s/ S. James Miller
S. James Miller, Jr. Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ImageWare Systems, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.